SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of May 21, 2013, by and between Mimvi, Inc., a Nevada corporation (“Company”), and the purchaser(s) listed on the signature page hereof (each a “Purchaser” and collectively the “Purchasers”).

RECITALS

WHEREAS, the Company desires to sell to the Purchasers, and each Purchaser desires to purchase from the Company, on the terms and conditions set forth in this Agreement, the Company’s OID Convertible Notes Due December 31, 2013, in the form of Exhibit A attached hereto, in the aggregate original principal amount of $425,000 (“Notes”); and

WHEREAS, in connection with such purchase of the Notes, the Company has agreed to issue to the Purchasers five-year warrants (“Warrants”), in the form of Exhibit B attached hereto, representing the right to acquire an aggregate of 4 million shares (“Warrant Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AGREEMENT TO PURCHASE AND SELL SECURITIES. Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, hereby agrees to purchase from the Company, and the Company hereby agrees to sell and issue to each Purchaser, at the Closing (as defined below) the amount of Notes and Warrants set forth on such Purchaser’s signature page attached hereto. The aggregate purchase price for the Notes and Warrants shall be $400,000, such that each Purchaser’s Note shall be in a principal amount equal to 106.25% of the purchase price paid by such Purchaser (“Purchase Price”). As used herein, the term “Securities” shall mean the Notes, the Warrants and Warrant Shares.

2. CLOSING.

(a) The purchase and sale of the Notes and Warrants shall take place at the offices of Peter J. Weisman, P.C. (“Weisman”), within five (5) calendar days after the date of this Agreement, on such date as the Company and the Purchasers may agree either in writing or orally (the “Closing”).

(b) At the Closing, against delivery of the Purchase Price by wire transfer of immediately available funds in accordance with the Company’s instructions, the Company shall issue and deliver or cause to be delivered to each Purchaser the originally executed Note and Warrant purchased by such Purchaser hereunder. At the request of any Purchaser, the Note and Warrant shall be delivered to such Purchaser’s counsel in advance of Closing to be held in escrow pending Closing.

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(c) Additional Investment Right.

(i) Each Purchaser shall have the right at any time, on or prior to the later of (A) December 31, 2013 and (B) the date on which no Notes remain outstanding, to purchase an additional OID Convertible Note from the Company for up to a principal amount equal to the amount of the Note purchased by such Purchaser hereunder (each an “Additional Note” and collectively the “Additional Notes”) on the same terms and conditions as applicable to the purchase and sale of the Note purchased on the date hereof by such Purchaser (each an “AIR Purchase”). For any Purchaser to exercise such AIR Purchase right, a Purchaser shall deliver a written notice to the Company electing such AIR Purchase, which notice shall specify the principal amount of the Additional Note to be purchased by such Purchaser (“AIR Amount”) and the date on which such purchase and sale shall occur (“AIR Closing”), which Air Closing shall occur within ten (10) days following such notice by such Purchaser.

(ii) The terms and conditions of any AIR Purchase shall be identical to the terms and conditions set forth in this Agreement applicable to the sale of the Notes on the date hereof, including without limitation (i) the AIR Amount of the Additional Note purchased shall equal 106.25% of the Purchase Price for the AIR Closing, (ii) the Additional Note will be in the form of Exhibit A attached hereto, provided that the Maturity Date thereunder shall be the last day of the seventh (7th) full calendar month following the AIR Closing (for clarification, the Conversion Price thereunder shall be adjusted in the identical manner as Section 5 of the Note in the event that prior to any AIR Closing there is any adjustment to the Conversion Price under the Note (or there would have been an adjustment if such Note remained outstanding)), and (iii) such Purchaser shall receive an additional warrant (“Additional Warrant”), in the form of Exhibit B attached hereto, to purchase a number of shares of Common Stock equal to the Purchase Price for the Additional Note divided by the Conversion Price for the Additional Note, provided that the Termination Date of the Additional Warrant shall be the fifth (5th) anniversary of the AIR Closing (for clarification, the Exercise Price thereunder shall be adjusted in the identical manner as Section 3 of the Warrants in the event that prior to any AIR Closing there is any adjustment to the Exercise Price under the Warrants (or there would have been an adjustment if such Warrants remained outstanding)).

(iii) On or prior to any AIR Closing, the Company and the Purchaser(s) participating in such AIR Closing shall, upon the request of such Purchaser(s), execute and deliver a new securities purchase agreement with respect to the AIR Purchase and the AIR Closing in the same form as this Agreement, mutatis mutandis, and all the representations, warrants, covenants, indemnities and conditions set forth herein shall be included with respect to such AIR Purchase, mutatis mutandis, except that this Section 2(c) shall be excluded. Each Purchaser may exercise its right to effect an AIR Purchase at any time separate and independent from any other Purchaser and without affecting the rights of any other Purchaser to effect an AIR Purchase, and any such AIR Purchase shall only apply with respect to such Purchaser(s) delivering an AIR Notice to the Company. Each Purchaser may assign its AIR Purchase right hereunder to any affiliate of such Purchaser or to any other Purchaser.

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3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser, as of the date hereof and as of the Closing, that:

(a) Organization and Existence; Authority/Capacity. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full right, power and authority to enter into this Agreement, the Notes and Warrants (“Transaction Documents”) and to consummate the transactions contemplated hereby and otherwise to carry out, perform and discharge its obligations under such documents.

(b) Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, including the authorization, issuance, reservation for issuance and delivery of the Securities, have been taken and no further consent or authorization of the Company, the Board of Directors of the Company or the Company’s stockholders is required. Each of the Notes, Warrants and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

(c) Valid Issuance of the Notes. When issued at the Closing, the Notes and Warrants will be (and, upon payment pursuant to the terms of the Warrants, the Warrant Shares will be), duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes and liens, claims and encumbrances imposed by the Company, other than restrictions under applicable securities laws, and will not be subject to any preemptive rights or similar rights that have not been waived by the holders thereof. The Company has reserved for issuance, and at all times hereafter will reserve for issuance, a sufficient number of shares of Common Stock to permit all Warrant Shares to be issued upon full exercise of the Warrants.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated thereby, do not and will not (i) conflict with or violate any provision of the Company’s organizational documents, (ii) conflict with, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which the Company (or any of its subsidiaries) is a party or by which any property or asset of the Company (or any of its subsidiaries) is bound or affected, except to the extent such conflict, breach, default, lien or right would not reasonably be expected to result in a material adverse effect on the Company, or (iii) result in a violation of any constitution, statute, law, rule, regulation, order, judgment, injunction, decree, ruling, charge or other restriction of any court or governmental authority to which the Company (or any of its subsidiaries) is subject (including without limitation federal, state and foreign securities laws and regulations) or by which any material property or asset of the Company (or any of its subsidiaries) is bound or affected, except to the extent such violation would not reasonably be expected to result in a material adverse effect on the Company.

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(e) Exchange Act Documents. Since January 1, 2012, the Company has filed all reports, schedules, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Documents”). Each of the Exchange Act Documents, as of the respective dates thereof (or, if amended or superseded by a filing or submission, as the case may be, prior to the Closing date, then on the date of such filing or submission, as the case may be), (1) did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Exchange Act Document. The Company and its subsidiaries have no liabilities or obligations which are not disclosed in the Exchange Act Documents, other than those liabilities or obligations incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses since the date of the financial statements contained therein which liabilities and obligations, individually or in the aggregate, do not have, and could not reasonably be expected to result in, a material adverse effect on the Company. Since December 31, 2012, other than as set forth in the Company’s most recent Form 10-K filed with the SEC, there has not been and there exists no event, occurrence, circumstance, condition or development (whether with or without notice or the passage of time or both) that, individually or in the aggregate, has had or could reasonably be expected to result in a material adverse effect on the Company.

4. REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER. Each Purchaser, for itself only, represents and warrants to the Company that:

(a) Due Authorization. All action on the part of such Purchaser necessary for the authorization, execution, delivery of and the performance of the transactions contemplated by this Agreement have been taken and no further consent or authorization of such Purchaser is necessary. This Agreement, when delivered by such Purchaser in accordance with the terms hereof, will constitute such Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

(b) Purchase for Own Account. The Securities are being acquired for investment for such Purchaser’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Such Purchaser does not have any agreement or understanding, direct or indirect, with any other person to sell or otherwise distribute the Securities. Notwithstanding the foregoing, the parties hereto acknowledge such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.

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(c) Investment Experience and Knowledge of the Company. Such Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act. Such Purchaser has substantial experience as an investor in private placement transactions of securities of public companies similar to the Company and acknowledges that it can bear the economic risk of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment. Such Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the Company and the terms and conditions of this investment.

5. MISCELLANEOUS.

(a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Each Purchaser may assign its rights under this Agreement to any person to whom such Purchaser assigns or transfers any of the Securities, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

(b) Expenses. On or prior to the Closing, the Company shall pay the Purchasers or its counsel the non-accountable sum of $5,000 for its legal fees and expenses. To the extent not paid prior to the Closing, Gemini Master Fund, Ltd. may withhold and offset the balance of such amount from the payment of its Purchase Price otherwise payable hereunder at Closing, which offset shall constitute partial payment of such Purchase Price in an amount equal to such offset. Except as set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

(c) Governing Law. This Agreement will be governed by and construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

(d) Survival. The representations and warranties of the Company contained in Section 3 of this Agreement and of the Purchaser contained in Section 4 of this Agreement shall survive the Closing.

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(e) Independent Nature of Purchasers’ Obligations and Rights; Equal Treatment as Class. The obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through Weisman. Weisman does not represent all of the Purchasers but only Gemini Master Fund, Ltd. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(f) Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument, and such counterparts may be delivered electronically via PDF or facsimile.

(g) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile or other electronic transmission directed to the address or facsimile number or other address for electronic transmission set forth below. All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three (3) days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer or other electronic transmission, if faxed or emailed.

If to the Company:

440 North Wolfe Road

Sunnyvale, CA 94085

Fax: 805-435-1516

Email: mpoutre@mimvi.com

Attention: Chief Executive Officer

If to any Purchaser, to such Purchaser’s address as set forth on such Purchaser’s signature page attached hereto.

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(i) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers. Any amendment effected in accordance with this Section 5(i) will be binding upon the Purchasers, the Company and their respective successors and assigns.

(j) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(k) Entire Agreement. This Agreement, together with all exhibits and schedules thereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof and thereof.

(1) Waivers. No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(m) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(n) Guaranty. The undersigned subsidiary of the Company hereby absolutely, unconditionally and irrevocably guarantees to the Purchasers and its successors, indorsees, transferees and assigns, the prompt and complete payment by the Company when due (whether at the stated maturity, by acceleration or otherwise) of all obligations of the Company under the Notes. The Company represents and warrants that, other than the undersigned subsidiary, it has no subsidiaries. The Company shall cause any future subsidiary of the Company to immediately enter into a guaranty of the Company’s obligations under the Notes (including any Additional Notes) in form and substance reasonably satisfactory to the Purchasers.

[Signature Page Follows]

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IN WITNESS WHEREOF, as of the date first written above, the parties hereto have duly executed, or caused their authorized officers to duly execute, this Agreement.

COMPANY:

MIMVI, INC.

By:	/s/ Michael Poutre
Name:	Michael Poutre
Title:	CEO

COMPANY SUBSIDIARY/GUARANTOR:

LOAN WOLF, INC.

By:	/s/ Michael Poutre
Name:	Michael Poutre
Title:	CEO

[Purchaser Signature Page(s) Follow]

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PURCHASER:

GEMINI MASTER FUND, LTD.

By: GEMINI STRATEGIES LLC, INC., as investment manager

By:	/s/ Steven Winters
Name:	Steven Winters
Title:	President

Purchase Price: $400,000

Principal Amount (106.25%): $425,000

Warrant Shares: 4.000.000

Address for Notices:

c/o Gemini Strategies LLC, Inc.	With a copy to:
619 South Vulcan, Suite 203	Peter J. Weisman, P.C.
Encinitas, CA 92024	2 Rector St., 3rd Floor
Attn: Steven Winters	New York, NY 10006
Fax: (760)697-1119	Email: pweisman@pweisman.com
Email: steve@geministrategies.com

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